Exhibit 99.1

Coupa Software Reports Fourth Quarter & Full Year Fiscal 2019 Financial Results

Record Annual Revenues of $260 Million, with Annual Subscription Revenues up 42%

Record Annual Free Cash Flows of $30 Million, 11.5% of Total Revenues

SAN MATEO, Calif., March 11, 2019 – Coupa Software (NASDAQ: COUP) today announced financial results for the fourth quarter and fiscal year ended January 31, 2019.

“The fourth quarter of fiscal 2019 was the strongest quarter yet in our company’s history, as marked by a number of significant milestones,” said Rob Bernshteyn, chief executive officer at Coupa. “We achieved 42% year-over-year subscription revenue growth and 11.5% annual free cash flow margins. We were also profitable for the year on a non-GAAP basis, delivering non-GAAP earnings per share of 18 cents, with a net loss per share of 96 cents on a GAAP basis. In addition, we surpassed $1 trillion in cumulative spend under management demonstrating the breadth and depth of our growing customer base. Heading into fiscal 2020, our powerful combination of innovation, execution, and core values that are centered around ensuring customer success, will enable us to extend our leadership position in Business Spend Management (BSM).”

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding Coupa’s non-GAAP measures. Coupa defines free cash flows as operating cash flows less purchases of property and equipment and free cash flow margins as free cash flows divided by total revenues.

Fourth Quarter Results

•	Total revenues were $74.9 million, an increase of 39% compared to the same period last year. Subscription revenues were $67.5 million, an increase of 45% compared to the same period last year.

•

GAAP operating loss was $14.7 million, compared to a loss of $9.1 million for the same period last year. Non-GAAP operating income was $2.4 million, compared to income of $0.9 million for the same period last year.

•

GAAP net loss was $16.6 million, compared to a loss of $8.7 million for the same period last year. GAAP net loss per basic and diluted share was $0.28, compared to a loss of $0.16 for the same period last year. Non-GAAP net income was $3.4 million, compared to $1.4 million for the same period last year. Non-GAAP net income per diluted share was $0.05, compared to $0.02 for the same period last year.

•	Operating cash flows and free cash flows for the quarter ended January 31, 2019, were $9.5 million and $6.8 million, respectively.

Fiscal Year 2019 Results

•	Total revenues were $260.4 million, an increase of 39% from the previous year. Subscription revenues were $233.4 million, an increase of 42% from the previous year.

•

GAAP operating loss was $47.4 million, compared to a loss of $45.0 million for the previous year. Non-GAAP operating income was $12.5 million, compared to a loss of $11.8 million for the previous year.

•

GAAP net loss was $55.5 million, compared to a loss of $43.8 million for the previous year. GAAP net loss per basic and diluted share was $0.96, compared to a loss of $0.83 for the previous year. Non-GAAP net income was $11.6 million, compared to a loss of $11.3 million for the previous year. Non-GAAP net income per diluted share was $0.18, compared to a loss of $0.21 per diluted share for the previous year.

•	Operating cash flows and free cash flows for the year ended January 31, 2019, were $37.4 million and $29.9 million, respectively.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of March 11, 2019.

First quarter of fiscal 2020:

•	Total revenues are expected to be between $73.5 and $74.0 million.

•

Subscription revenues are expected to be between $67.5 and $68.0 million. This includes a negative impact of approximately $2.0 million due to three fewer calendar days for revenue recognition in Q1 compared to Q4.

•	Professional services and other revenues are expected to be approximately $6.0 million.

•	Non-GAAP loss from operations is expected to be between $2.0 and $3.5 million.

•	Non-GAAP net loss per basic and diluted share is expected to be between $0.03 loss and $0.06 loss per share.

•	Basic weighted average share count is expected to be approximately 61.0 million shares.

•	Free cash flows are expected to be approximately $15.0 million.

Full year fiscal 2020:

•	Total revenues are expected to be between $325.0 and $327.0 million.

•	Non-GAAP income from operations is expected to be between $3.0 and $7.0 million.

•	Non-GAAP net income per diluted share is expected to be between $0.04 and $0.10 per share.

•	Diluted weighted average share count is expected to be approximately 70.0 million shares.

Recent Business Highlights:

•

Coupa added new customers in Q4, including but not limited to: Air Methods, Bank of Hope, BDP International, BJ Services, Botanic-Serres Du Saleve, Canadian Tire, Copa Holdings, Elekta, Erco Worldwide, Evelo Biosciences, Freshworks, Guardian Industries, InvestRes, InVisionApp, Kin Group, KPMG Australia, Looker, Munich Re, North Queensland Airport Group, Novo Nordisk, Pacific Life Insurance, Peloton Interactive, Randstad US, Settlement Services International, Shopify, Sibanye-Stillwater, TearFund, Telia Company, Uniting Vic Tas, Vanquis Bank (Provident), WeddingWire, and WP Engine.

•

Coupa announced its latest release of product innovations for the BSM Platform. New industry-first capabilities were unveiled as part of this release which leverages community intelligence, powered by artificial intelligence, and enhanced global compliance capabilities to empower businesses to manage their spend in a simpler, safer, and smarter way.

•

Following the announcement of Coupa Pay, the company’s B2B payments solution, Coupa announced a new strategic partnership with J.P. Morgan, which joins a growing list of virtual card issuers that are enabling businesses to manage payments in a fast, secure, and convenient way.

•

Coupa announced that it acquired Hiperos, a leading third-party risk management provider and division of Opus. This acquisition provides businesses with the advanced technology they need to extensively evaluate the risk of their supplier base to further protect their brand and bottom line.

•

Coupa was named a Leader in two new reports: the IDC MarketScape: Worldwide SaaS and Cloud-Enabled Accounts Payable Applications 2019 Vendor Assessment and the Forrester Wave: Source-to-Contract CLM, Q1 2019 for Contract Lifecycle Management.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (888) 204-4368, using conference code 2289487.

•	International parties can access the call by dialing +1 (323) 794-2423, using conference code 2289487.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Monday, March 18, 2019. To access the replay, parties in the U.S. and Canada should call (888) 203-1112 and enter conference code 2289487. International parties should call +1 (719) 457-0820 and enter conference code 2289487.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude certain items, including share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from convertible notes, and related tax effects including non-recurring income tax adjustments. In addition, the weighted average diluted shares used to calculate non-GAAP net income per share reflect the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

With respect to Coupa’s guidance as provided under “Business Outlook” above, Coupa has not reconciled its expectations for non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because certain items excluded from non-GAAP operating income (loss) and net income (loss), such as charges related to share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from our convertible notes, and related tax effects including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.

Coupa also uses key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through its core platform for all of its customers collectively since it launched its platform. Coupa calculates this metric by aggregating the actual transaction data, for invoices, purchase orders and expenses, from customers on its core platform. While Coupa does not believe this metric is directly correlated to its financial results, it believes that the adoption of its core platform, as evidenced by growth in cumulative spend under management, drives additional value to its customers, which will enhance its ability to acquire new customers and to increase renewals and upsells to existing customers.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including Coupa has a limited operating history, which makes it difficult to predict its future operating results; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; and if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 10, 2018, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of March 11, 2019. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa Software (NASDAQ: COUP) is the leading provider of BSM solutions. We offer a comprehensive, cloud-based BSM platform that has connected hundreds of organizations with more than four million suppliers globally. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

NMN Advisors for Coupa

Nicole Noutsios

(510) 315-1003

ir@coupa.com

Media Contact:

Global Public Relations

Dan Mahoney

(650) 485-8506

dan.mahoney@coupa.com

COUPA SOFTWARE INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Revenues:
Subscription services	$67,529	$46,642	$233,428	$164,865
Professional services and other	7,379	7,110	26,938	21,915

Total revenues	74,908	53,752	260,366	186,780
Cost of revenues:
Subscription services	16,216	9,906	53,153	36,481
Professional services and other	8,809	6,560	30,301	23,425

Total cost of revenues	25,025	16,466	83,454	59,906

Gross profit	49,883	37,286	176,912	126,874

Operating expenses:
Research and development	18,915	13,235	61,608	44,536
Sales and marketing	28,797	21,830	105,659	88,722
General and administrative	16,920	11,278	57,005	38,578

Total operating expenses	64,632	46,343	224,272	171,836

Loss from operations	(14,749)	(9,057)	(47,360)	(44,962)
Interest expense	(3,242)	(490)	(12,518)	(502)
Interest income and other, net	2,255	2,034	3,817	3,307

Loss before provision for (benefit from) income taxes	(15,736)	(7,513)	(56,061)	(42,157)
Provision for (benefit from) income taxes	835	1,210	(537)	1,648

Net loss	$(16,571)	$(8,723)	$(55,524)	$(43,805)

Net loss per share attributable to common stockholders, basic and diluted	$0.28	$0.16	$0.96	$0.83

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	59,752	54,810	57,716	52,999

COUPA SOFTWARE INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	January 31, 2019	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$141,250	$412,903
Marketable securities	180,169	—
Accounts receivable, net of allowances	95,274	61,366
Prepaid expenses and other current assets	10,343	10,952
Deferred commissions, current portion	7,324	3,756

Total current assets	434,360	488,977
Property and equipment, net	10,549	5,186
Deferred commissions, net of current portion	18,904	3,896
Goodwill	209,560	44,410
Intangible assets, net	55,925	20,020
Other assets	10,766	9,961

Total assets	$740,064	$572,450

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,485	$1,342
Accrued expenses and other current liabilities	41,792	26,643
Deferred revenue, current portion	179,967	125,714
Convertible senior notes, net	174,615	—

Total current liabilities	401,859	153,699
Convertible senior notes, net	—	163,010
Deferred revenue, net of current portion	2,620	2,316
Other liabilities	22,304	12,880

Total liabilities	426,783	331,905

Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	6	6
Additional paid-in capital	567,797	445,318
Accumulated other comprehensive income (loss)	335	(298)
Accumulated deficit	(254,857)	(204,481)

Total stockholders’ equity	313,281	240,545

Total liabilities and stockholders’ equity	$740,064	$572,450

COUPA SOFTWARE INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Year Ended January 31,
	2019	2018
Cash flows from operating activities
Net loss	$(55,524)	$(43,805)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,442	7,562
Accretion of discounts on marketable securities, net	(1,621)	—
Amortization of deferred commissions	5,791	4,001
Amortization of debt discount and issuance costs	11,605	459
Stock-based compensation	52,946	29,694
Others	281	41
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	(28,493)	(10,710)
Prepaid expenses and other current assets	410	(390)
Other assets	(3,402)	(746)
Deferred commissions	(15,332)	(5,667)
Accounts payable	3,182	(4,005)
Accrued expenses and other liabilities	11,399	7,120
Deferred revenue	45,752	36,072

Net cash provided by operating activities	37,436	19,626

Cash flows from investing activities
Purchase of marketable securities	(302,922)	—
Maturities of marketable securities	124,139	—
Acquisitions, net of cash acquired	(143,885)	(46,075)
Purchase of property and equipment	(7,528)	(4,488)

Net cash used in investing activities	(330,196)	(50,563)

Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	(639)	223,675
Purchase of capped call	—	(23,322)
Proceeds from issuance of common stock, net of underwriting discounts, commissions and offering costs	—	22,264
Proceeds from the exercise of common stock options	12,964	12,500
Proceeds from issuance of common stock for employee stock purchase plan	8,778	6,824

Net cash provided by financing activities	21,103	241,941

Net (decrease) increase in cash, cash equivalents, and restricted cash	(271,657)	211,004
Cash, cash equivalents, and restricted cash at beginning of year	412,976	201,972

Cash, cash equivalents, and restricted cash at end of period	$141,319	$412,976

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	141,250	412,903
Restricted cash included in other assets	69	73

Total cash, cash equivalents, and restricted cash	$141,319	$412,976

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended January 31, 2019

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses	Non-GAAP
Costs and expenses:
Costs of subscription services	$16,216	$(1,209)	$(2,009)	$—	$—	$12,998
Costs of professional services and other	8,809	(1,183)	—	—	—	7,626
Gross profit	66.6%	3.2%	2.7%	0.0%	0.0%	72.5%
Research and development	18,915	(3,290)	—	—	—	15,625
Sales and marketing	28,797	(4,054)	(841)	—	—	23,902
General and administrative	16,920	(4,520)	—	—	—	12,400
Income (loss) from operations	(14,749)	14,256	2,850	—	—	2,357
Operating margin	-19.7%	19.0%	3.8%	0.0%	0.0%	3.1%
Interest expense	(3,242)	—	—	3,010	—	(232)
Interest income and other, net	2,255	—	—	—	—	2,255
Income (loss) before provision for income taxes	(15,736)	14,256	2,850	3,010	—	4,380
Provision for income taxes	835	220	(85)	—	48	1,018
Net income (loss)	(16,571)	14,036	2,935	3,010	(48)	3,362
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.28)					$0.06
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.28)					$0.05

(1)

GAAP net loss per share is calculated based upon 59,752 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 59,752 basic and 66,482 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes. Please note that the Company began reflecting the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes in its calculation of diluted weighted-average shares of common stock to determine non-GAAP net income per share beginning with the quarter ended January 31, 2019. The effect of this change is not material for any period previously presented.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended January 31, 2018

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$9,906	$(636)	$(771)	$—	$8,499
Costs of professional services and other	6,560	(757)	—	—	5,803
Gross profit	69.4%	2.6%	1.4%	0.0%	73.4%
Research and development	13,235	(2,130)	—	—	11,105
Sales and marketing	21,830	(2,324)	(258)	—	19,248
General and administrative	11,278	(3,065)	—	—	8,213
Income (loss) from operations	(9,057)	8,912	1,029	—	884
Operating margin	-16.8%	16.6%	1.9%	0.0%	1.7%
Interest expense	(490)	—	—	459	(31)
Interest income and other, net	2,034	—	—	—	2,034
Income (loss) before provision for income taxes	(7,513)	8,912	1,029	459	2,887
Provision for income taxes	1,210	106	173	—	1,489
Net income (loss)	(8,723)	8,806	856	459	1,398
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.16)				$0.03
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.16)				$0.02

(1)

GAAP net loss per share is calculated based upon 54,810 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 54,810 basic and 62,299 diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Year Ended January 31, 2019

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses(2)	Non-GAAP
Costs and expenses:
Costs of subscription services	$53,153	$(4,285)	$(5,045)	—	—	$43,823
Costs of professional services and other	30,301	(4,269)	—	—	—	26,032
Gross profit	67.9%	3.3%	1.9%	0.0%	0.0%	73.2%
Research and development	61,608	(11,841)	—	—	—	49,767
Sales and marketing	105,659	(14,786)	(1,835)	—	—	89,038
General and administrative	57,005	(17,765)	—	—	—	39,240
Income (loss) from operations	(47,360)	52,946	6,880	—	—	12,466
Operating margin	-18.2%	20.3%	2.6%	0.0%	0.0%	4.8%
Interest expense	(12,518)	—	—	11,605	—	(913)
Interest income and other, net	3,817	—	—	—	—	3,817
Income (loss) before provision for (benefit from) income taxes	(56,061)	52,946	6,880	11,605	—	15,370
Provision for (benefit from) income taxes	(537)	1,142	8	—	3,174	3,787
Net income (loss)	(55,524)	51,804	6,872	11,605	(3,174)	11,583
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.96)					$0.20
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.96)					$0.18

(1)

GAAP net loss per share is calculated based upon 57,716 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 57,716 basic and 64,065 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes. Please note that the Company began reflecting the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes in its calculation of diluted weighted-average shares of common stock to determine non-GAAP net income per share beginning with the quarter ended January 31, 2019. The effect of this change is not material for any period previously presented.

(2)	Other expenses consists of the release of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Year Ended January 31, 2018

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$36,481	$(2,105)	$(2,792)	—	$31,584
Costs of professional services and other	23,425	(2,722)	—	—	20,703
Gross profit	67.9%	2.6%	1.5%	0.0%	72.0%
Research and development	44,536	(6,928)	—	—	37,608
Sales and marketing	88,722	(8,476)	(642)	—	79,604
General and administrative	38,578	(9,464)	—	—	29,114
Loss from operations	(44,962)	29,695	3,434	—	(11,833)
Operating margin	-24.1%	15.9%	1.8%	0.0%	-6.4%
Interest expense	(502)	—	—	459	(43)
Interest income and other, net	3,307	—	—	—	3,307
Loss before provision for income taxes	(42,157)	29,695	3,434	459	(8,569)
Provision for income taxes	1,648	691	411	—	2,750
Net loss	(43,805)	29,004	3,023	459	(11,319)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.83)				$(0.21)

(1)	Calculated based upon 52,999 basic and diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$9,473	$(1,672)	$37,436	$19,626
Less: purchases of property and equipment	(2,658)	(901)	(7,528)	(4,488)

Free cash flows	$6,815	$(2,573)	$29,908	$15,138